UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 14, 2015
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

364-Day Credit Agreement
On December 14, 2015, Precision Castparts Corp. (the "Company") entered into a Credit Agreement (the “364-Day Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Citibank, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Mizuho Bank, Ltd., PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and U.S. Bank National Association, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and other lenders from time to time party thereto. The 364-Day Credit Agreement replaces a prior 364-day credit agreement that expired in December 2015. The 364-Day Credit Agreement consists of a 364-day, $1.0 billion revolving credit facility maturing during December 2016, unless converted into a one-year term loan at the option of the Company at the end of the revolving period. The Credit Agreement contains customary representations and warranties, events of default, and financial and other covenants. Interest on any borrowings under the 364-Day Credit Agreement will accrue at variable rates, based upon a defined “Base Rate” and “Eurocurrency Rate”.

The foregoing summary of the 364-Day Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Amendment No. 3 to Five-Year Credit Agreement
On December 14, 2015, the Company entered into an Amendment No. 3 (the “Amendment”) to the Credit Agreement (the “Five-Year Credit Agreement”), dated December 16, 2013, with Bank of America, N.A. and the financial institutions party thereto. The Amendment provides that the acquisition of the Company by Berkshire Hathaway Inc. will not be deemed to be a Change of Control under the Five-Year Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 14, 2015, the Compensation Committee of the Board of Directors of the Company approved a new Deferred Compensation Plan (the “DCP”) to replace the Executive Deferred Compensation Plan (the “EDCP”) as the vehicle for the ongoing offering to selected Company employees of the opportunity to defer compensation. Under the terms of the EDCP, all amounts deferred thereunder since 2008 and most of the amounts deferred thereunder from 2005 to 2008 will be distributed on an accelerated basis following the closing of the acquisition of the Company by Berkshire Hathaway Inc. Accordingly, the new DCP will enable eligible employees to defer compensation earned in 2016 or later, and to have that compensation continue to be deferred after the closing of the acquisition.

Like the EDCP it replaces, the DCP allows eligible employees to defer salary and/or bonus compensation, and does not include any provision for Company matching contributions. Deferred amounts are credited to participants’ accounts and credited with investment returns based on the performance of investment funds selected by participants from five available funds. Accumulated amounts in participants’ accounts are distributed following separation of service in accordance with payment elections made by participants prior to the deferral. No in-service withdrawals are permitted.

The foregoing summary of the DCP does not purport to be complete and is qualified in its entirety by reference to the full text of the DCP, which is filed as Exhibit 10.3 hereto and incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

10.1
Credit Agreement, dated December 14, 2015, by and among Precision Castparts Corp., Bank of America, N.A., as Administrative Agent, Citibank, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Mizuho Bank, Ltd., PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and U.S. Bank National Association, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and other lenders from time to time party thereto.

10.2
Amendment No. 3, dated December 14, 2015, among Precision Castparts Corp., Bank of America, N.A., and the financial institutions party thereto, to that certain Credit Agreement, dated December 16, 2013.

10.3	Deferred Compensation Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	December 16, 2015	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1
Credit Agreement, dated December 14, 2015, by and among Precision Castparts Corp., Bank of America, N.A., as Administrative Agent, Citibank, N.A. and Wells Fargo Bank, National Association, as Syndication Agents, Mizuho Bank, Ltd., PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and U.S. Bank National Association, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and other lenders from time to time party thereto.

Exhibit 10.2
Amendment No. 3, dated December 14, 2015, among Precision Castparts Corp., Bank of America, N.A., and the financial institutions party thereto, to that certain Credit Agreement, dated December 16, 2013.

Exhibit 10.3	Deferred Compensation Plan.